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                                                                    EXHIBIT 10.1


                           SECURITYHOLDERS AGREEMENT


       This Securityholders Agreement ("Agreement"), dated as of October 12, 1994, is among American Tower Corporation, a Delaware corporation (the "Corporation"), the persons and entities whose signatures appear on the signature pages hereof (referred to herein individually as a "Securityholder" and collectively as the "Securityholders") and, where applicable, the respective spouses of the Securityholders.

       1. Introduction. The Corporation and the Securityholders believe that it is in the best interests of each, to restrict transfers of the Common Stock and Warrants and to agree upon certain voting matters with respect thereto with a view to, among other things, (i) minimizing the likelihood of discord and deadlocks; (ii) maximizing the likelihood that the ownership of Common Stock and Warrants will remain with those who are active in the Corporation's affairs, thus enhancing motivation and incentive of such owners;
(iii) avoiding defaults in or accelerations of payment obligations under material agreements to which the Corporation is or may be a party; and (iv) otherwise assuring the orderly continuity of management, the non-attainment of any of which would result in adverse consequences to the Corporation. Accordingly, in consideration of the mutual promises contained herein, and subject to the terms and conditions herein set forth, the parties have entered into this Agreement.

       2.     Certain Definitions. As used in this Agreement:

              2.1 The term "Acquisition Proposal" means a bona fide written proposal for the acquisition of Common Stock or Warrants by the person or entity making such proposal.

              2.2 The term "Affiliate" of a Securityholder shall mean (i) an entity or person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Securityholder or (ii) an entity or person that owns beneficially at least 5% of the equity of such Securityholder. As used in this definition, the term "control", including the correlative terms "controlling", "controlled by" and "under common control with" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person, corporation or other entity. If the Securityholder is an individual person, then the term "Affiliate" shall also mean, solely for purposes of Section 5, (a) any member of the immediate family of an individual Securityholder, including parents, siblings, spouse and children (including those by adoption); the parents, siblings, spouse or children (including those by adoption) of such immediate family member; and in any such case any trust whose primary beneficiary is such individual Securityholder or one or more members of such immediate family and/or such Securityholder's lineal descendants, and (b) the legal representative or guardian of such individual Securityholder or of any such immediate family member in the event such individual Securityholder or any such immediate family member becomes mentally incompetent.
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              2.3    The term "BOCP" means Banc One Capital Partners II,
       Limited Partnership, a Delaware limited partnership.

              2.4 The term "Board" means the Board of Directors of the Corporation and any duly authorized committee thereof. All determinations made in good faith by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive.

              2.5 The term "Bowen" means Max Bowen Enterprises, a Texas general partnership.

              2.6 The term "Bowen Sub Debt" shall mean the indebtedness of the Corporation to Bowen evidenced by that certain promissory note of even date herewith in the original principal amount of $3 million.

              2.7 The term "Change of Control Proposal" shall have the meaning given such term in Section mean 13.2.

              2.8 The term "Chase" means Chase Manhattan Capital Corporation, a subsidiary of The Chase Manhattan Bank, N.A.

              2.9 The term "Common Stock" means (a) all shares of common stock of the Corporation owned by each of the Securityholders on the date hereof, (b) all shares of common stock hereafter issued by the Corporation to or acquired by any Securityholder, whether in connection with a purchase, issuance, grant, stock split, stock dividend, reorganization, warrant, option, convertible security, right to acquire or otherwise, and (c) all securities of the Corporation or any other corporation or entity which any Securityholder acquires in respect of the shares described in clause (a) or (b) above in connection with any exchange, merger, recapitalization, consolidation, reorganization or other transaction to which the Corporation is a party. All references herein to Common Stock owned by a Securityholder include the community interest or similar marital property interest, if any, of the spouse of such Securityholder in such Common Stock. The term "common stock" as used in clauses (a) and (b) above shall mean any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation (whether or not shares of such class have voting rights).

              2.10 The term "Disposition" means, with respect to Common Stock or Warrants, any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, thereof (or any interest therein or right thereto), of all or part of the voting power associated therewith (or any interest therein) whatsoever, or any other transfer of beneficial ownership thereof whether voluntary or involuntary, including, without limitation (a) as a part of any liquidation of the Securityholder's assets
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       or (b) as a part of any reorganization of a Securityholder pursuant to the United States or other bankruptcy law or other similar debtor relief laws; provided, that the participation by Securityholders in a proposed underwritten public offering of common stock of the Corporation (including the entry into an underwriting agreement, a custody agreement and other agreements ordinarily executed by selling stockholders in connection therewith), which public offering, if consummated, would constitute an Initial Public Offering (as defined below) or pursuant to the exercise of registration rights granted under Section 14, and the consummation thereof, shall not constitute a Disposition, it being understood that, if such proposed underwritten public offering is terminated or abandoned prior to consummation or is not consummated in a manner which constitutes an Initial Public Offering, the Common Stock and the Warrants of such participating Securityholders shall remain subject to this Agreement and no Disposition thereof (whether pursuant to agreements entered into in connection with such proposed underwritten public offering or otherwise) shall be permitted hereunder without compliance with the terms of this Agreement.

              2.11 The term "Exercise Price" shall mean, with respect to each Warrant, the exercise price for such Warrant as adjusted from time to time pursuant to the terms of the relevant Warrant Purchase Agreement pursuant to which such Warrant was purchased.

              2.12 The term "Initial Public Offering" shall mean the consummation of an underwritten public offering of common stock of the Corporation pursuant to a registration statement filed under the Securities Act after the date hereof (other than any registration statement relating to warrants, options or shares of capital stock granted or to be granted or sold primarily to employees, directors, or officers of the Corporation, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein and any registration statement covering preferred stock or securities issued in connection with any debt or preferred stock financing of the Corporation) wherein the aggregate net proceeds (after deducting all costs, discounts, commissions and other expenses of the offering) to the Corporation, the selling stockholders or the Corporation and the selling stockholders are at least $20 million.

              2.13   The term "Offer" shall mean a Section 3.1 Offer, a Section
       3.2 Offer, a Section 3.3 Offer or a Section 3.4 Offer, as applicable.

              2.14 The term "Offerees" shall mean the Corporation and (i) with respect to a Section 3.1 Offer, all Securityholders other than the
       Section 3.1 Offeror, (ii) with respect to a Section 3.2 Offer, all Securityholders other than the Divorced Securityholder, (iii) with respect to a Section 3.3 Offer, all Securityholders other than the Surviving Securityholder and (iv) with respect to a Section 3.4 Offer, all Securityholders other than the Securityholder affected by the events described in Section 3.4.





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              2.15   The term "Purchase Price" shall mean, except with respect
       to an Acquisition Proposal or Change of Control Proposal, (i) with respect to each share of Common Stock, shall mean the per share fair market value of the outstanding common stock of the Corporation as determined in good faith by the Board, (ii) with respect to each Warrant, the Purchase Price for each share of Common Stock covered by such Warrant less the Exercise Price for each share of Common Stock issuable upon the exercise of such Warrant. If the transferor of the Common Stock or the Warrant shall disagree with the Purchase Price as so determined by the Board pursuant to clause (i) preceding, such transferor may give written notice of such disagreement to the Corporation and the Corporation shall promptly cause an independent third party appraiser (who shall be satisfactory to the Corporation and such transferor) to determine the per share value of the outstanding common stock as of the most recent practicable date prior to the Offer. The determination by such appraiser shall be deemed the Purchase Price for such transaction and shall be final and binding on the Corporation and such transferor. All fees and expenses of such appraisers shall be borne equally by the transferor and the Corporation unless (x) the appraiser's determination exceeds the Board's determination by more than 10% in which case the Corporation shall bear 75% and the transferor shall bear 25% of such fees or (y) the appraiser's determination is lower than the Board's determination by more than 10% in which case the transferor shall bear 75% and the Corporation shall bear 25% of such fees. Neither the Corporation nor any officer, director, employee or agent thereof shall have any liability with respect to valuation of shares of Common Stock or Warrants bought or sold at the Purchase Price, as determined pursuant to this Section, even though the Purchase Price as so determined may be more or less than actual fair market value, and shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any person as to matters which the Corporation or such director, officer, employee or agent reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. As used in this Section, the term "per share fair market value" for purposes of clause (i) above shall mean (a) the value of the common equity of the Corporation, taken as a whole, based on the Corporation continuing as a going concern divided by (b) the number of shares of common equity of the Corporation outstanding on the date of the Offer. For purposes of determining the "per share fair market value" for purposes of clause (i) above, the number of shares of Common Stock outstanding at the time of determination shall be deemed to include the shares issuable upon the exercise of any outstanding Warrants. The per share fair market value shall not be discounted for minority shareholder interests or for reasons of illiquidity. The term "Purchase Price" shall mean, with respect to an Acquisition Proposal or Change of Control Proposal, the per share consideration (whether cash, stock or other property) and other payment and credit terms offered pursuant to the terms of such proposal or the reasonably equivalent value, as determined by the Board in good faith.





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              2.16   The term "Required Voting Percentage" shall mean the
       holders of at least 66-2/3% of the then outstanding Common Stock and Common Stock issuable upon exercise of the Warrants.

              2.17 The term "Section 3.1 Offer" shall have the meaning given such term in Section 3.1.

              2.18 The term "Section 3.2 Offer" shall have the meaning given such term in Section 3.2.

              2.19 The term "Section 3.3 Offer" shall have the meaning given such term in Section 3.3.

              2.20 The term "Section 3.4 Offer" shall have the meaning given such term in Section 3.4.

              2.21 The term "Section 3.1 Offeror" shall have the meaning given such term in Section 3.1.

              2.22 The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

              2.23 The term "Securities Subject to the Offer" shall mean (a) with respect to a Section 3.1 Offer, all shares of Common Stock and/or Warrants subject to such Acquisition Proposal, and no others, (b) with respect to a Section 3.2 Offer, all shares of Common Stock and/or Warrants transferred to or retained by or vested in the Divorced Securityholder's Spouse (as defined in Section 3.2) and not elected to be purchased by the Divorced Securityholder (as defined in Section 3.2) within the time limits specified therein, and no others, (c) with respect to a Section 3.3 Offer, all shares of Common Stock and/or Warrants vesting in or transferable to any heir or legatee of the deceased spouse other than the Surviving Securityholder (as defined in Section 3.3) and not elected to be purchased by the Surviving Securityholder within the time limits specified therein, and no others and (d) with respect to a Section 3.4 Offer, all shares of Common Stock and Warrants owned by the Securityholder affected by the events described in Section 3.4, and no others.

              2.24 The term "Stewart" shall mean Richard H. Stewart, an individual residing in Roswell, Georgia.

              2.25 The term "Warrant" shall mean (i) all warrants or options of BOCP to acquire common stock of the Corporation pursuant to the terms of the Warrant Purchase Agreement of even date herewith between BOCP and the Corporation and (ii) all warrants or options of Bowen to acquire common stock of the Corporation pursuant to the terms of the Warrant Purchase Agreement of even date herewith between Bowen and the Corporation.





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       3.  General Rule.  No Securityholder shall make any Disposition, directly or indirectly, through an Affiliate or otherwise (regardless of the manner in which such Securityholder initially acquired Common Stock or Warrants), without compliance with all applicable provisions of this Agreement including, without limitation, those set forth in this Section 3, Section 4 and
Section 6.

              3.1 Acquisition Proposal. In the event any Securityholder desires, and is permitted under Section 7, to make a Disposition involving any Common Stock or Warrants, such Disposition may only be made if an Acquisition Proposal is received by the Securityholder with respect thereto, and then only in compliance with this Agreement. Upon receipt of an Acquisition Proposal (other than a Change of Control Proposal accepted by the Required Voting Percentage in accordance with
       Section 13.2) which such Securityholder is permitted hereunder to accept and desires to accept, the Securityholder desiring to accept the Acquisition Proposal (the "Section 3.1 Offeror") shall offer (the "Section 3.1 Offer") by written notice to the Corporation, to sell the Securities Subject to the Offer to the Offerees for the Purchase Price. An offer under this Section 3.1 shall (i) be irrevocable for so long as the Offerees have the right to purchase any Securities Subject to the Offer, (ii) be sent by the Section 3.1 Offeror to the Corporation, (iii) state the consideration for and the number of Securities Subject to the Offer, and (iv) contain a description of and a copy of the Acquisition Proposal. In addition, the Section 3.1 Offeror shall provide to the Corporation all other information with respect to the Acquisition Proposal and the proposed transferee reasonably requested by the Corporation in order to enable it to evaluate the Acquisition Proposal and verify the bona fide nature thereof. The Corporation shall promptly (but in no event more than 5 days after receipt thereof) deliver to each of the other Offerees copies of the notice conveying the Section 3.1 Offer and any additional information received by the Corporation with respect to the Acquisition Proposal and the proposed transferee. The date of such Section 3.1 Offer shall be deemed to be the date such written notice satisfying the provisions of this Section 3.1 is delivered to the Corporation.

              3.2 Divorce of Securityholder. If the marital relationship of a Securityholder is terminated by divorce, and pursuant to such divorce or any property settlement in connection with such divorce, Common Stock or Warrants (or any interest therein) previously registered in the name of such Securityholder (the "Divorced Securityholder") is transferred to, or a community property interest or similar marital property interest is retained by or vested in, the spouse of the Divorced Securityholder (the "Divorced Securityholder's Spouse"), the Divorced Securityholder shall promptly notify the Corporation of such event. The Divorced Securityholder shall have the option to purchase all of the Divorced Securityholder's Common Stock and Warrants (and all interests therein) which has been transferred to or which is retained by or vested in the Divorced Securityholder's Spouse by virtue of the divorce decree, property settlement, or by operation of the community property or similar marital property laws for the Purchase Price, and the Divorced Securityholder's Spouse shall be obligated to sell such Common Stock and Warrants (and all interests therein) to the Divorced Securityholder for the





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       Purchase Price.  Such option must be exercised, and the purchase consummated, within thirty (30) days after the Common Stock or Warrants are transferred to or allowed to be retained by or vested in the Divorced Securityholder's Spouse. The option shall be exercised by the giving of written notice of exercise to the Divorced Securityholder's Spouse. The Divorced Securityholder shall, within five days after the expiration of such 30 day period, deliver written notice to the Corporation as to whether the Divorced Securityholder has purchased all of the Common Stock or Warrants (and all interests therein) so transferred to or otherwise vested in or retained by the Divorced Securityholder's Spouse. In the event such written notice states that the Divorced Securityholder has not purchased all such Common Stock or Warrants (and all interests therein), or no such notice is delivered to the Corporation within the time required, the Divorced Securityholder's Spouse shall be deemed to have made an irrevocable offer (the "Section
       3.2 Offer") to sell for the Purchase Price all of such Common Stock and Warrants (and all interests therein) to the Offerees as of (i) the date of receipt of such notice by the Corporation if delivered within the time required or (ii) if such notice is not delivered within the time required, the date of the receipt by the Corporation of evidence satisfactory to it that all such Common Stock and Warrants (and all interests therein) was not purchased by the Divorced Securityholder within such 30 day period. The Corporation shall promptly (but in no event more than 5 days after the date referred to in the preceding sentence) notify the other Offerees of any Section 3.2 Offer.

              3.3 Death of Spouse. If the spouse of a Securityholder dies, and all or any portion of the Common Stock or Warrants registered in the name of such Securityholder (the "Surviving Securityholder") vests in or is transferable to any heir or legatee other than the Surviving Securityholder, the Surviving Securityholder shall promptly notify the Corporation of such event. The Surviving Securityholder shall have the option to purchase all of the Common Stock and Warrants vesting in or transferable to such heir or legatee for the Purchase Price, and the estate of the deceased spouse or such heir or legatee, as applicable, shall be obligated to sell such Common Stock and Warrants to the Surviving Securityholder for the Purchase Price. Such option must be exercised by the Surviving Securityholder, and the purchase consummated, within thirty (30) days after the last to occur of (i) the entry of an order of a probate or similar court (having jurisdiction over the estate of the deceased spouse) (a) admitting to probate the will of the deceased spouse, or (b) determining the heirs of the deceased spouse if the deceased spouse is determined to have died intestate, or (ii) the appointment of the executor, administrator or legal representative of the estate of the deceased spouse. The option shall be exercised by the giving of written notice of exercise to the executor, administrator or legal representative of the deceased spouse's estate or such heir or legatee, as applicable. The Surviving Securityholder shall, within five days after the expiration of such 30 day period, deliver written notice to the Corporation as to whether the Surviving Securityholder has purchased all of the Common Stock and Warrants vesting in or transferable to any such heir or legatee. In the event such written notice states that the Surviving Securityholder has not purchased all such Common Stock or Warrants, or no such notice is delivered to the Corporation within the time required, the estate and all such heirs and legatees shall be





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       deemed to have made an irrevocable offer (the "Section 3.3 Offer") to sell for the Purchase Price all of such Common Stock or Warrants to the Offerees as of (A) the date of the receipt of such notice by the Corporation, if delivered within the time required, or (B) if such notice is not given within the time required, the date of the receipt by the Corporation of evidence satisfactory to it that all such Common Stock or Warrants were not purchased by the Surviving Securityholder within such 30 day period. The Corporation shall promptly (but in no event more than 5 days after the date referred to in the preceding sentence) notify the other Offerees of any Section 3.3 Offer.

              3.4    Bankruptcy.  If any of the following occur:

              (i) any Securityholder or the spouse thereof (a) is voluntarily adjudicated bankrupt or insolvent, (b) consents to or does not contest the appointment of a receiver or trustee for himself, herself or itself or for all or any part of his, her or its property, (c) files a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction, (d) makes a general assignment for the benefit of his, her or its creditors, or (e) becomes insolvent, or

              (ii) a petition is filed against a Securityholder or such Securityholder's spouse seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction, or a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for a Securityholder or such Securityholder's spouse, or for any part of his, her or its property, and such petition, order, judgment or decree is not discharged or stayed within a period of 60 days after its entry, then, any such event described in (i) or (ii) above shall be deemed an irrevocable offer to sell the Securities Subject to the Offer for the Purchase Price to the Offerees (the "Section 3.4 Offer"), and such Securityholder or such Securityholder's spouse, as applicable, shall promptly notify the Corporation of such event and the date of such
       Section 3.4 Offer shall be the date such Securityholder or such Securityholder's spouse, as applicable, so notifies the Corporation (or, if no such notice is delivered to the Corporation by the Securityholder or such Securityholder's spouse, as applicable, the Section 3.4 Offer will be deemed to be made on the date of the Corporation's receipt of evidence, satisfactory to it, of the occurrence of any of the foregoing events). The Corporation shall promptly (but in no event more than 5 days after the date of the Section 3.4 Offer) notify the other Offerees of any offer made hereunder. Notwithstanding the preceding provisions of this Section 3.4, if the Section 3.4 Offer first arises because of the above described events occurring to a Securityholder's spouse (the "Bankrupt Spouse"), such Securityholder shall have the option (and such option shall be prior to the option in favor of the Offerees) to purchase all of the Bankrupt Spouse's Common Stock and Warrants (and all interests therein) which has been transferred to or which is retained by or invested in the Bankrupt Spouse or any receiver, trustee or estate formed to administer such Bankrupt Spouse's properties and assets. Such





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
       Securityholder may exercise such option by giving written notice of exercise to the Bankrupt Spouse or such spouse's receiver, trustee, estate or other administrator, as applicable, with a copy to the Corporation. Such Securityholder may exercise the option granted hereby within the 30-day period following the date such Securityholder becomes aware of the occurrence of the events set forth in Section 3.4(i) or
       (ii), as applicable. In the event such written notice states that the Securityholder has not purchased all such Common Stock or Warrants (and all interests therein), or no such notice is delivered to the Corporation within the time required, the Bankrupt Spouse shall be deemed to have made an irrevocable offer to sell to the Offerees for the Purchase Price all of such Common Stock and Warrants (and all interests therein) in accordance with this Section 3.4 (but disregarding the option of the Securityholder).

       4.  Procedures: Price.

              4.1 Corporation. The Corporation shall have the right, for thirty (30) days following the date of an Offer, to accept the Offer as to all or any Securities Subject to the Offer. If the Corporation shall not have sufficient surplus to permit it lawfully to purchase the Securities Subject to the Offer which the Corporation has accepted in whole or in part, the Securityholders shall, promptly upon the request of the Corporation, take such action to vote their respective shares to reduce the stated capital of the Corporation to the extent permitted by law or to authorize such other steps as may be appropriate or necessary in order to enable the Corporation, if possible, lawfully to purchase such Securities Subject to the Offer.

              4.2 Offerees. If the Corporation does not accept an Offer with respect to all Securities Subject to the Offer within the 30 day period specified in Section 4.1 above, the Corporation shall notify the other Offerees of such fact and furnish each of the other Offerees with all material information in the Corporation's possession (including a copy of any Acquisition Proposal, if applicable). Each of the other Offerees shall have the right, for 30 days following the later of (x) the expiration of the 30-day period described in Section 4.1 or (y) the date such Offeree receives the notice from the Corporation described above, to accept the Offer with respect to (i) a number of shares unanimously agreed upon by all Securityholders, or (ii) in the absence of any such agreement, a fraction of the Securities Subject to the Offer equal to the number of shares of Common Stock held by such Offeree electing to purchase shares pursuant to the Offer divided by the number of shares of Common Stock held by all Securityholders electing to purchase shares pursuant to the Offer. For purposes of determining each Securityholder's proportionate rights under Section 4.2(ii), the number of shares of Common Stock held by any Securityholder shall be deemed to include the number of shares of Common Stock to which such Securityholder would be entitled upon the exercise thereby of any Warrants owned by such Securityholder. In the event less than all of the Securities Subject to the Offer are purchased according to the allocation set forth above in this Section 4.2, such allocation methodology shall be repeated as many times as is necessary until all Securities Subject to the Offer have been allocated.





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              4.3    Certain Effects of Offers.  If the Offerees do not accept
       an Offer for all of the Securities Subject to the Offer, and such Offer is a Section 3.1 Offer, the Section 3.1 Offeror shall be permitted at any time or times within, but not after, 45 days after the expiration of all rights to accept such Offer, to make a Disposition of all or a part of the Securities Subject to the Offer that were not accepted by the Offerees; provided, however, that no such Disposition shall be made at a lower price or on more favorable terms or to any person other than specified in the Acquisition Proposal. Any Securities Subject to the Offer remaining unsold after application of the procedures set forth above and after expiration of the time periods set forth above shall again be subject to the right of first refusal granted in Section 3.1.

              4.4 Acceptance: Closing. Offerees who accept an Offer as to all or any portion of the Securities Subject to the Offer shall evidence their acceptance by delivering to the transferor and the Corporation a written notice of intent to purchase such Securities Subject to the Offer or portion thereof (the "Acceptance Notice"). The Corporation shall furnish all of the Offerees with a list of those Securityholders that have delivered an Acceptance Notice. The closing of the acquisitions of Securities Subject to the Offer by Offerees shall be consummated within thirty (30) days following the Corporation's receipt of the last Acceptance Notice delivered in accordance with this Agreement. In the case of all acquisitions of Securities Subject to the Offer by Offerees, such acquisitions shall be consummated at a closing held at the principal offices of the Corporation (unless otherwise mutually agreed), at which time the Purchase Price (in the form of a cashier's check or wire transfer) shall be delivered to the transferor of the Common Stock or Warrants or such transferor's representative, and the transferor or the transferor's representative shall deliver to the Offeree(s) purchasing such securities certificates representing all of the securities so purchased, duly endorsed for transfer or accompanied by duly executed stock powers, and evidence of good title to the Securities Subject to the Offer and the absence of liens, encumbrances and adverse claims with respect thereto and such other matters as are necessary for the proper transfer of the Securities Subject to the Offer to the acquiring Offeree(s) on the books of the Corporation.

       5. Permitted Dispositions. The following Dispositions shall be permitted without compliance with the provisions of Sections 3, 4, or 12 (but the other provisions of this Agreement, including Sections 6 and 7, shall apply to each of the following Dispositions):

              5.1 by such Securityholder to any Affiliate of such Securityholder, or from an Affiliate of any Securityholder to such Securityholder;

              5.2 upon the death of any Securityholder, to the estate, heirs, beneficiaries or legatees of such Securityholder;

              5.3 by any Securityholder to a bank or other financial institution for purposes of securing a loan to such Securityholder to purchase Common Stock and the transfer of title to any such bank or financial institution required in connection therewith; provided, that such bank or financial institution shall have first delivered to the Corporation its written agreement, in form and substance satisfactory to the Corporation, that upon any foreclosure or any transaction in lieu of foreclosure with respect to such Common Stock such bank or financial institution shall assume and be bound by all the terms of this Agreement;

              5.4 by any Securityholder during his lifetime to (a) a guardian of the estate of such Securityholder, (b) an inter-vivos trust for the benefit of such Securityholder or whose primary beneficiary is one or more of such Securityholder's lineal descendants (including lineal descendants by adoption), (c) the spouse of such Securityholder during marriage and not incident to divorce, or (d) such Securityholder's lineal descendants (including lineal descendants by adoption); and

              5.5 to a Securityholder by (a) a guardian of the estate of such Securityholder, (b) an inter-vivos trust for the benefit of such Securityholder or whose primary beneficiary is one or more of such Securityholder's lineal descendants (including lineal descendants by adoption), (c) the spouse of such Securityholder during marriage and not incident to divorce, or (d) such Securityholder's lineal descendants (including lineal descendants by adoption).

       6.  Conditions; Additional Parties.

              6.1 Conditions To Permitted Transfers. As a condition to the Corporation's obligation to effect a transfer permitted under any Section of this Agreement, any transferee of Common Stock or Warrants (except as specifically provided in Section 6.2) shall be required to become a party to this Agreement, and shall have all the rights and obligations of a Securityholder hereunder, by executing an Adoption Agreement in the form of Exhibit "A" attached hereto or in such other form that is satisfactory to the Corporation.

              6.2 Additional Parties. Any person who acquires common stock of the Corporation in connection with his employment by the Corporation or any of its subsidiaries and is approved by the Corporation, and any other person or entity which acquires any shares of common stock of the Corporation subsequent to the execution of this Agreement, unless waived by the Company, shall become a party to this Agreement, with all the rights and obligations of a Securityholder hereunder, upon executing (together with such person's spouse, if applicable) an Adoption Agreement in the form of Exhibit "A" attached hereto or in such other form that is satisfactory to the Corporation.

       7.  Standstill Agreement; Securities Matters.

              7.1 Standstill Agreement. At any time that the Corporation is engaged in an underwritten public offering of its securities, each Securityholder agrees that he will make no Disposition of Common Stock or Warrants on any securities exchange or in the over-the-counter or any other public trading market for whatever period of time the Corporation (upon the recommendation of its underwriters) requests by written notice to each Securityholder; provided, however, (i) that such request shall not be for a period extending longer than 120 days following the later of (a) the effectiveness of the registration statement to which the public offering relates or (b) the date of the underwriting agreement. If a public offering giving rise to the obligations set forth under this
       Section 7.1 will terminate this Agreement pursuant to the provisions of
       Section 18.5, then the obligations in this Section 7.1 shall survive the termination of this Agreement for 120 days after the Initial Public Offering, after which time the obligations in this Section 7.1 shall terminate.

              7.2 Securities Laws. No Securityholder shall make any Disposition of Common Stock or Warrants at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of the Common Stock or Warrants under any such laws or a breach of any undertaking or agreement of a Securityholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder, and the Corporation shall not transfer upon its books any shares of Common Stock or Warrants unless prior thereto the Corporation shall have received an opinion of counsel in form and substance satisfactory to the Corporation that such transaction is in compliance with this Section
       7.2. Each Securityholder agrees that any certificates representing shares of Common Stock and Warrants shall bear appropriate legends restricting the sale or other transfer of such Common Stock and Warrants in accordance with applicable federal or state securities or blue sky laws and in accordance with the provisions of this Agreement. This
       Section 7.2 shall survive termination of this Agreement for the maximum period permitted by applicable law.

       8.  Voting Arrangements.

              8.1 (i) With respect to each election or removal of members of the Board (including, without limitation, any replacement members), the Securityholders agree to vote their respective interests in the Corporation and to take such further actions (including, without limitation, amendments to the Corporation's charter documents) in their respective powers as may be necessary or appropriate to ensure that the Board consists of not more than 9 directors to include the following:

                     (a) So long as Summit Capital and its Affiliates, in the aggregate, hold beneficially and of record not less than 50% the number of shares of Common

              Stock issued to Summit Capital as reflected on the signature page hereto, 2 directors of the Board shall be individuals nominated by Summit Capital;

                     (b) So long as Chase holds beneficially and of record not less than 50% of the number of shares of Common Stock reflected on the signature page hereto, 2 directors of the Board shall be individuals nominated by Chase;

                     (c) So long as (i) any principal or interest remains outstanding on the Bowen Sub Debt, and (ii) Bowen owns the Bowen Sub Debt, Max Bowen or a designee of Max Bowen approved of by a majority of the other members of the Board shall serve as a director of the Board;

                     (d) So long as Stewart holds beneficially and of record not less than 50% of the number of shares of Common Stock reflected on the signature page hereto, Stewart shall serve as a director of the Board; and

              (ii) Except as expressly provided in Section 8.1(i), the composition of the Board shall be determined in accordance with the bylaws of the Corporation.

       9. Endorsement of Stock Certificates. All certificates of Common Stock and Warrants of the Corporation now owned or that may hereafter be acquired by the Securityholders or any transferee (which transferee is subject to the terms of this Agreement) shall be endorsed on the reverse side thereof substantially as follows:

       BY THE TERMS OF A SECURITYHOLDERS AGREEMENT, CERTAIN RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

The foregoing legend shall be in addition to any and all other legends required by applicable law or contract to be placed on certificates representing Common Stock or Warrants, including those referred to in Section 7.

       10.  Business Opportunities.

              10.1 Each of the Securityholders agrees and confirms that the scope of the Corporation's intended activities shall be to, directly or indirectly, engage in, continue in or carry on the business of renting or leasing space on, and to own or manage, radio or other communications towers and to, directly or indirectly, manage communication facilities on building tops in the continental United States and activities related thereto (collectively, the "Intended Activities"). During the term of this Agreement, each Securityholder (other than BOCP, Bowen (to the extent set forth in Section 10.3), Stewart and his Affiliates (to the extent set forth in Section 10.2) and Chase (to the extent set forth in
       Section 10.4)) agrees that it will not, and will cause its Affiliates not to, engage in any activity similar or related to an Intended Activity without first making any such opportunity available to the Corporation and agrees not to engage in any activity in conflict with the Corporation's Intended Activities. To the extent any opportunity does not fall within the description of an Intended Activity or if the Corporation rejects an opportunity that is an Intended Activity, the Corporation and each Securityholder acknowledges and agrees that any Securityholder and its Affiliates shall be permitted to pursue any such opportunity without liability, duty, or obligation to the Corporation or any Securityholder.


              10.2 Securityholders acknowledge and affirm that Stewart, a beneficial Securityholder and director of the Corporation is a shareholder, officer and director in Grid-Sites Services, Inc. ("Grid Site") and Grid Towers, L.L.C. ("Grid Towers") both of which are engaged in activities that are herein above described as Intended Activities of the Corporation. Securityholders specifically acknowledge that Stewart's participation in the business activities of Grid Site and Grid Towers shall be excluded activities for which Stewart shall not be obligated to provide notice of, or opportunity for participation in, any such Intended Activities to the extent such Activities are conducted within any part of the states of Georgia, Alabama or South Carolina; any part of the State of Florida north of the 28th latitude; any part of the State of North Carolina west of the 76th longitude; and any part of the State of Tennessee east of the 88th longitude. Securityholders hereby waive any conflict or potential claim of Corporate Opportunity related to the activities of Stewart, Grid Site or Grid Towers within the areas listed in this Section 10.2.

              10.3 The Securityholders acknowledge and agree that Bowen or its Affiliates shall be permitted to continue the business of constructing and servicing towers through Allied Tower Company, Inc. as conducted by Allied Tower Company, Inc. on the date hereof.

              10.4   Notwithstanding anything to the contrary contained in this
       Section 10, it is understood that the provisions of this Section 10 shall not require any of Chase's Affiliates to offer to the Corporation the opportunity to participate in, or prevent Chase or any such Affiliate from offering to any entity engaged in Intended Activities, investment or commercial banking or other products or services offered by Chase's Affiliates in the ordinary conduct of their respective businesses. Chase's Affiliates shall be permitted to offer any such products or services to any entity whatsoever without restriction by the terms of this Agreement, whether such products or services are presently offered by such Affiliates or are developed after the date hereof. In addition, this Section 10 shall not prevent Chase from providing, or require Chase to offer, the Corporation the opportunity to participate in, any debt financing for any entity engaged in Intended Activities, regardless of whether such debt financing takes the form of debt securities convertible into or exchangeable for equity securities, or debt financing accompanied by warrants, options or other rights to purchase equity securities of an entity engaged in Intended Activities.

       11. Right to Participate in Certain Stock Issuances. With respect to any issuance or portion thereof (other than an Excluded Issuance, as defined below in this Section) by the

Corporation of shares of its common stock or securities convertible into common stock or other equity securities or rights to acquire such common stock or other equity securities, each Securityholder may elect (but shall not be obligated) to subscribe for and purchase for the issuance price offered by the Corporation a pro rata portion of such issuance based on the proportion that the number of shares of Common Stock then owned by such Securityholder bears to all of the outstanding shares of Common Stock of the Corporation. For purposes of determining a Securityholder's proportionate rights under this Section 11, the number of shares of Common Stock held by any Securityholder shall be deemed to include the number of shares of Common Stock to which such Securityholder would be entitled upon the exercise thereby of any Warrants owned by such Securityholder, and the number of outstanding shares of Common Stock of the Corporation shall be deemed to be increased by the number of shares of Common Stock to which all Securityholders would be entitled upon exercise of all Warrants. For purposes of this Section 11, the term "Excluded Issuance" shall mean (i) shares issued as stock dividends or pursuant to stock splits, recapitalization or other similar events that do not adversely affect the relative rights of the Securityholders, (ii) securities issued pursuant to an Initial Public Offering, (iii) common stock issuable upon exercise of any of the Warrants, (iv) shares of common stock issued upon exercise or conversion of warrants, options or convertible securities issued to full-time key employees as incentive compensation and (v) securities issued by the Corporation as consideration in a merger, stock purchase, asset acquisition or similar transaction with an unaffiliated party.

       12. Notices. In the event a notice or other document is required to be sent hereunder to the Corporation or to any Securityholder or the spouse or legal representative of a Securityholder, such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at (i) American Tower Corporation, 12454 Old Galveston Road, Webster, Texas 77598,
Attention: President, in the case of the Corporation, (ii) at the addresses shown on the stock transfer records of the Corporation in the case of the Securityholders, their spouses and their respective legal representatives, or
(iii) at such other address as any such party shall request as to such party in a written notice sent to the Corporation. Any such notice shall be effective and deemed received three (3) days after proper deposit in the mails, but actual notice shall be effective however and whenever received. The Corporation or any Securityholder or spouse or their respective legal representatives may effect a change of address for purposes of this Agreement by giving notice of such change to the Corporation, and the Corporation shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes.

       13. Rights and Obligations to Participate in Certain Transactions. The Securityholders shall be entitled to the following "tag along" rights and be obligated with respect to the following "drag along" rights:

              13.1 If any Securityholder (the "Selling Securityholder") receives an Acquisition Proposal for the purchase of any shares of Common Stock or Warrants (other than pursuant to (i) a Disposition permitted under Section 5, (ii) an Initial Public Offering, or

       (iii) an exercise of the registration rights under Section 14), and desires to accept such Acquisition Proposal (such desire to be evidenced in writing together with a copy of such Acquisition Proposal), the Selling Securityholder shall notify the Corporation and all of the other Securityholders of such Acquisition Proposal (the "Acquisition Proposal Notice") and furnish a copy of the Acquisition Proposal thereto, and thereafter each of the Securityholders shall have the right and option to elect, by giving written notice to the Corporation within 10 Business Days following receipt of the Acquisition Proposal Notice (and the Corporation shall promptly notify the other Securityholders of such Acquisition Proposal Notice and of each Securityholder's election pursuant to this paragraph) to sell, pursuant to the terms of the Acquisition Proposal, a portion of such Securityholder's shares of Common Stock and Warrants (or, if the Securities Acquisition Proposal only offers to acquire Common Stock or Warrants, up to a percentage of each such Securityholder's shares of Common Stock or Warrants, as the case may be) equal to (or, at each such Securityholder's election, less than) the fraction (not to exceed 1) obtained by dividing the total number of outstanding shares of Common Stock or Warrants to be sold pursuant to the Acquisition Proposal by the total number of shares of Common Stock held by all Securityholders electing to sell pursuant to the Acquisition Proposal. If less than all of the shares of common Stock or Warrants to be sold pursuant to such Acquisition Proposal are accounted for pursuant to the pro ration described in the preceding sentence, such procedures shall be repeated as many times as necessary until all securities subject to the Acquisition Proposal have been accounted for. For purposes of determining each Securityholders' proportionate rights under this Section 13.1 the number of shares of Common Stock held by any Securityholder shall be deemed to include the number of shares of Common Stock to which such Securityholder would be entitled upon the exercise thereby of any Warrants owned by such Securityholder. The provisions of this Section 13.1 and Section 3.1 shall apply to each Acquisition Proposal; provided the provisions set forth in Section 3.1 shall first apply after which those set forth in this Section 13.1 shall apply.

              13.2 In the event (a) the Corporation or any Securityholder receives a bona fide written proposal for the purchase of at least 51% of all of the outstanding shares of Common Stock and Warrants (a "Change of Control Proposal") (other than pursuant to (i) an Initial Public Offering, (ii) a Disposition permitted by Section 5 or (iii) an exercise of registration rights under Section 14) and (b) the purchaser, pursuant to such Change of Control Proposal, proposes to purchase a greater number of shares of Common Stock or Warrants than held by the Person receiving such Acquisition Proposal, such Securityholder shall promptly notify the Corporation of such fact (which notice shall include a copy of such Change of Control Proposal) and the Corporation shall send a copy of such notice (which notice shall include a copy of such Change of Control Proposal) to every other Securityholder. If such Change of Control Proposal is acceptable to the Required Voting Percentage, taken as a whole, (the "Approving Group"; and the Securityholders that do not accept the proposal in the foregoing manner are referred to herein as the "Non-Approving Group"), and such acceptance is evidenced in writing to the Board, then each Securityholder shall be obligated to sell to the purchaser pursuant to the terms of the

       Change of Control Proposal, a number of shares of Common Stock and Warrants unanimously agreed upon by all of the Securityholders or, in the absence of any such agreement, up to a percentage of such Securityholder's shares of Common Stock and Warrants equal to the percentage of the total outstanding shares of Common Stock and/or Warrants, as the case may be, to be sold pursuant to the terms of the Securities Acquisition Proposal. The provisions set forth in this
       Section 13.2 shall apply in lieu of the provisions set forth in Section
       3.1 with respect to a Change of Control Proposal that is approved by a Required Voting Percentage. Notwithstanding the foregoing in this
       Section 13.2, BOCP shall not be required to participate in any transaction unless, in connection with such transaction, all amounts payable on any loan from BOCP to the Corporation or Bowen-Smith Corp. shall be paid in full.

       14.  Registration Rights.

              14.1 Definitions. As used in this Section 14, the following terms have the meanings indicated:

       "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday for banks in the States of Texas and Delaware.

       "Commission" shall mean the Securities and Exchange Commission.

       "Demand Notice" shall have the meaning given it in Section 14.3(a)(i).

       "Demand Registration" shall have the meaning given it in Section 14.3(a)(i).

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       "Holder" shall mean any Person holding Registrable Securities.

       "Piggy-back Registration" shall have the meaning given it in Section 14.2(a).

       "Registrable Securities" shall mean (i) the Common Stock and (ii) any other securities issued or issuable with respect to any of the Common Stock or the Warrants by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that to the extent such securities to be received are convertible or exercisable into other shares of the issuer thereof, then any shares as are issued or issuable upon conversion or exercise of said convertible or exercisable securities shall constitute Registrable Securities, and said convertible or exercisable securities shall not constitute Registrable Securities. Registrable Securities shall include the Common Stock issuable upon exercise of a Warrant, even if the exercise of the Warrant is conditioned upon the effectiveness of the registration statement. As to any particular Registrable Securities, once issued to a Secur-ityholder, such securities shall cease to be Registrable Securities when
       (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of by such Securityholder in accordance with such registration statement, (b) such securities shall have been distributed by such Securityholder pursuant to Rule 144 of the Securities Act or (c) such securities shall have ceased to be outstanding.

       "Registration Expenses" shall have the meaning given it in Section 14.4.

              14.2 Piggy-back Registration. (a) If the Corporation proposes to file a registration statement under the Securities Act with respect to an offering by the Corporation for the account of any other Person of any class of equity security, including any security convertible into or exchangeable for any equity security (other than a registration statement on Forms S-4 or S-8 (or their successor forms) or filed in connection with an exchange offer or an offering of securities solely to the Corporation's existing stockholders, and other than as set forth in
       Section 14.2(b) below), then the Corporation shall in each case give written notice of such proposed filing to the Holders at least twenty days before the anticipated filing date, and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Piggy-back Registration"). The Corporation shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Holders of Registrable Securities requested to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Corporation included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver an opinion to the Holders that the total amount of securities which they and any other Persons (other than the Corporation) intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be reduced in inverse order of the priority of registration rights specified in this Agreement held by holders of securities requesting inclusion therein to the extent necessary, in the opinion of such managing underwriter, to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided, that the reduction imposed upon Holders shall not be greater, on a percentage basis with respect to the Registrable Securities requested to be included, than the reduction imposed upon other Persons whose piggy-back registration rights are pari passu with those granted hereby with respect to the amount of securities requested for inclusion in such registration.

              (b) Notwithstanding anything to the contrary contained in this Agreement, the Corporation shall not be required to include Registrable Securities in any registration statement if the proposed registration is
       (i) a registration of a stock option or other employee incentive compensation or employee benefit plan or of securities issued or issuable pursuant to any such plan, or a registration statement relating to warrants, options or shares of capital stock granted or to be granted or sold primarily as incentive compensation to employees and officers of the Corporation, (ii) a registration of securities issued or issuable pursuant to a stockholder reinvestment plan or other similar plan, (iii) a registration of securities issued in exchange for any securities or any assets of, or in connection with a merger or consolidation with, an unaffiliated company,
       (iv) a registration of securities pursuant to a "rights" or other similar plan designed to protect the Corporation's stockholders from a coercive or other attempt to cause a change in control of the Corporation, (v) a registration of securities filed pursuant to Rule 145 under the Securities Act or any successor rule, or (vi) a registration of preferred stock or securities issued in connection with any debt or preferred stock financing of the Corporation.

              (c) The Corporation may withdraw any registration statement and abandon any proposed offering initiated by the Corporation without the consent of any Holder, notwithstanding the request of any such Holder to participate therein in accordance with this provision, if the Corporation determines in its sole discretion that such action is in the best interests of the Corporation and its stockholders (for this purpose, the interest of the Holders shall not be considered).

              14.3  Demand Registration Rights. (a) Right to Demand.

              (i)    Subject to the conditions stated  hereinafter in this
       Section 14.3(a)(i), at any time after a registration statement with respect to a class of equity securities has been filed with the Commission and become effective and subject to Section 7.1, BOCP may make a written request to the Corporation for registration with the Commission of the offer and sale of all or part of the Registrable Securities held thereby under and in accordance with the provisions of the Securities Act (a "Demand Registration"); provided, that the Corporation may if necessary delay the filing of any registration statement relating to any such Demand Registration for such reasonable period of time, not to exceed 90 days, as is necessary to prepare the financial statements of the Corporation for the fiscal period most recently ended prior to such written request. Within 10 Business Days after receipt of such request, the Corporation will serve written notice (the "Demand Notice") of such registration request to all Holders (other than BOCP) and the Corporation will include in such registration all Registrable Securities of such other Holders with respect to which the Corporation has received written requests for inclusion therein within 15 Business Days after the receipt by the applicable Holder of the Demand Notice; provided, BOCP's right to include Registrable Securities shall be senior to the other Holders with respect to each Demand Registration.

              (ii) All requests made pursuant to this Section 14.3(a) will specify the amount and kind of securities to be registered and will also specify the intended methods of disposition thereof.

              (b) Number and Size of Demand Registrations; Payment of Expenses. Subject to the provisions of Section 14.3(b), BOCP shall be entitled to three Demand Registrations (which must become effective under the Securities Act to count as having occurred);

       provided, however, that in no event shall the Corporation be required to effect (i) more than one Demand Registration in any twelve month period, or (ii) any Demand Registration wherein the aggregate net proceeds (after deducting all costs, discounts, commissions and other expenses to be incurred by the Persons selling securities therein) will be less than $5 million. Registration Expenses (as hereinafter defined) of each such Demand Registration, whether or not it becomes effective, shall be paid as set forth in Section 14.4.

              (c) Certain Limitations. If the managing underwriter or underwriters of a Demand Registration advise the Corporation in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering at the desired price, the Corporation will include in such registration only the number of Registrable Securities that, in the opinion of such underwriter or underwriters can be sold; provided, BOCP shall have the relative rights set forth in Section 14.3(a)(i) in determining those shares to be included.

              (d) Selection of Underwriters. The Corporation shall have the right to select a managing underwriter or underwriters reasonably acceptable to BOCP to administer the offering.

              (e) Corporation Registration. Notwithstanding the provisions of Sections 14.3(a) through 14.3(d), the Corporation shall not be obligated to effect a registration requested pursuant to Sections 14.3(a) through 14.3(d) if (i) within 30 days after receiving the notice provided under Sections 14.3(a) through 14.3(d), the Corporation notifies BOCP and the other Holders of its intention to file a registration statement for an underwritten public offering of Common Stock for the sole account of the Corporation and within ninety days after providing such notice, the Corporation files a registration statement for such offering and (ii) the Corporation has never before exercised its rights under this Section 14.3(e). In such case, BOCP and the other Holders shall have all the piggy-back registration rights provided under Section 14.2. If at any time the Corporation fails to diligently pursue any such registration statement or offering, the provisions of the first sentence of this Section 14.3(e) shall not apply, and the Corporation shall be obligated to satisfy its obligations under Sections 14.3(a) through 14.3(d). With respect to such Corporation registration, the Corporation shall have the sole authority to select or terminate the employment of underwriters, and to make all decisions in connection with the filing, effectiveness and consummation of the proposed offering, subject to the express provisions hereof.

              (f)    Assignability.  BOCP may assign its rights under this
       Section 14.3 with respect to its Registrable Securities to any transferee acquiring such Registrable Securities in accordance with the other provisions of this Agreement; provided, the demand registration rights granted under this Section 14.3 may only be exercised by the owner of a majority of the Registrable Securities attributable to the Warrant owned by BOCP on the date of this Agreement.

              14.4 Registration Expenses. (a) All expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation, all Commission and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, fees and expenses (other than the pro rata portion of filing fees attributable, as required by state law, to the securities to be sold) of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses of the Corporation (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Corporation are then listed and fees and disbursements of counsel for the Corporation and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities act liability insurance (if the Corporation elects to obtain such insurance), and the fees and expenses of any special experts retained by the Corporation in connection with such registration, and any reasonable out-of-pocket expenses of the Holders incurred in connection with the registration of Registrable Securities, excluding any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities (all such expenses being herein called "Registration Expenses"), will be borne by the Corporation; provided, that, (i) with respect to the fees and expenses of legal counsel for the Holders, the Corporation shall only be obligated to pay the fees and expenses of one firm of legal counsel retained by Holders of a majority of the Registrable Securities to be covered by each registration statement (unless pursuant to a demand registration under Section 14.3, in which event BOCP shall be entitled to select counsel if the counsel selected by the majority of Holders is not reasonably satisfactory to
       BOCP) and (ii) the Corporation shall not be required to pay any expenses of BOCP in connection with its exercise of its demand rights under
       Section 14.3 except in connection with its first Demand Registration. The Holders to be covered by the registration statement agree to cooperate and use reasonable procedures to select such legal counsel. All such Registration Expenses will be paid by the Corporation whether or not the related registration statement is declared effective. All expenses of Holders incident to this Agreement which are not required to be paid for by the Corporation pursuant to this Section 14.4 shall be paid by Holders included or to be included in a registration statement, with such Holders each paying their own expenses and a pro-rata part (based on the same proportion that the number of a Holder's Registrable Securities included or to be included in the registration statement bears to the total number of all Holders' Registrable Securities included or to be included in the registration statement) of the common expenses of such Holders.

              (b) Notwithstanding anything herein to the contrary, each seller of Registrable Securities shall pay such portion of the Registration Expenses as may be required by applicable law.

              14.5 Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the terms of and on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (which shall be the Corporation in the case of an offering of securities by the Corporation) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

       15. Approval of Incentive Compensation Plan. The Securityholders hereby approve and authorize the Board to adopt on behalf of the Corporation without any further action required by the Securityholders an incentive compensation plan or plans providing for the Corporation's issuance of stock options, phantom stock, restricted stock, stock appreciation rights and other items to key, full-time management employees of either the Corporation or its subsidiaries (other than (i) the members of the Board of Directors of any such entities, (ii) employees of Summit and (iii) employees of Chase) in such form as the Board determines to be in the best interests of the Corporation (including, without limitation, incentive stock options and non-statutory stock options); provided, the aggregate shares of Common Stock issuable (whether directly or indirectly through the exercise of options) pursuant to the authority herein given shall not exceed 10% of all of the shares of Common Stock (including Common Stock issuable upon exercise of the Warrants) outstanding from time to time.

       16. Certain Information. The Corporation shall furnish to each Securityholder (i) as soon as available, and in any event within 45 days after each calendar quarter, a copy of an unaudited financial report of the Corporation as of the end of such calendar quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, a balance sheet, a statement of income, and a statement of cash flows, all in reasonable detail certified by the chief financial officer to have been prepared in accordance with generally accepted accounting principles (except with respect to footnotes) and to fairly and accurately present in all material respects (subject to the year-end audit adjustments) the financial condition and results of operations of the Corporation on a consolidated and consolidating basis, at the date and for the periods indicated therein, (ii) as soon as available, and in any event within 120 days after the end of each fiscal year of the Corporation beginning with the fiscal year ending December 31, 1994, a copy of the annual audit report of the Corporation for such fiscal year containing, on a consolidated and consolidating basis, balance sheets, statements of income, statements of retained earnings and cash flows (and any other statements then routinely prepared and provided in connection with the conduct of an audit) as of the end of such fiscal year and for the 12-month period then ended (or for such shorter period as such party was in existence for fiscal year 1994), in each case setting forth in comparative form the figures for the preceding year, all in reasonable detail and audited and certified by a "Big 6" accounting firm or other independent certified public accounting firm of recognized national standing, to the effect that such report has been prepared in accordance with generally accepted accounting principles and generally accepted auditing standards and (iii) as soon as practicable, any written notice received or given by the Corporation to the effect that the Corporation is in default under any credit agreement to which it or any of its subsidiaries is a party including, without limitation, (a) the Credit Agreement of even date herewith by and between Bowen-Smith Corp., as borrower, and First Interstate Bank of Texas, N.A., as agent, (b) the Senior Subordinate Loan Agreement of even date herewith by and among Banc One Partners II, Limited Partnership and Bowen-Smith Corp. and (c) the Seller Loan Agreement of even date herewith between the Corporation and Bowen.

       17.  SBIC Provisions.

              17.1 Definitions. The following terms, as used in this Section 17, shall have the meanings given in this Section 17.1:

              "Closing" means issuance of the shares of Common Stock by the Corporation to the SBIC Holder and the payment by the SBIC Holder for such shares.

              "Financing" means the purchase of 26,225 shares of Common Stock by the SBIC Holder hereunder.

              "SBA" means the United States Small Business Administration, and any successor agency performing the functions thereof.

              "SBIC" means a Small Business Investment Corporation licensed by an SBA under the SBIC Act.

              "SBIC Act" means the Small Business Investment Act of 1958, as amended.

              "SBIC Holder" means Chase.

              "SBIC Regulations" means the SBIC Act and the regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations ("13 CFR"), Parts 107 and 121.

              17.2 Representations and Warranties of the Corporation. The Corporation, together with its "affiliates" (as that term is defined in 13 CFR Section 121.401), is a "small business concern" within the meaning of the SBIC Regulations, including 13 CFR Section 121.802. The information regarding the Corporation and its affiliates set forth in SBA Form 480, Form 652 and Section A of Form 1031 delivered at the Closing will be accurate and complete. Neither the Corporation nor any subsidiary presently engages in, or shall hereafter engage in, any activities, nor shall the Corporation or any subsidiary use the proceeds of the Financing directly or indirectly for any purpose, for which an SBIC is prohibited from providing funds by SBIC Regulations (including 13 CFR Section 107.804 and Section 107.901).

              17.3   SBIC Regulatory Provisions.

              (i) Number of Stockholders. As long as the SBIC Holder holds any shares of Common Stock, the Corporation shall notify the SBIC Holder
       (a) least 15 days prior to taking any action after which the number of record holders of the Corporation's voting stock would be increased from fewer than 50 to 50 or more, and (b) of any other action or occurrence after which the number of record holders of the Corporation's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Corporation becomes aware that such other action or occurrence has occurred or is proposed to occur.

              (ii) Regulatory Violation. Upon the occurrence of a Regulatory Violation (as defined below) or in the event that the SBIC Holder determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled (whether under this Agreement or any other agreement, the Corporation's Certificate of Incorporation or otherwise), the SBIC holder shall have the right, to the extent required under SBIC Regulations, to demand the immediate repurchase of all of the shares of Common Stock owned by the SBIC Holder at a price equal to the purchase price paid for such shares hereunder plus accrued dividends by delivering written notice of such demand to the Corporation. The Corporation shall pay the purchase price for such securities by a cashier's or certified check or by wire transfer of immediately available funds to such SBIC Holder within 90 days after the Corporation's receipt of the demand notice, and, upon such payment, such SBIC Holder shall deliver the certificates evidencing the shares being repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

              For purposes of this Agreement, "Regulatory Violation" means (a) a diversion of the proceeds of the Financing from the reported use thereof described on the use of proceeds statement delivered by the Corporation at the Closing, if such diversion was effected without obtaining the prior written consent of the SBIC Holder (which consent may be withheld in the SBIC Holder's sole discretion) or (b) a change in the principal business activity of the Corporation and its subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations), if such change occurs within one year after the date of the initial Financing hereunder.

              (iii) Economic Impact Information. Promptly after the end of each fiscal year (but in any event prior to February 28 of each year) the Corporation shall deliver to the SBIC Holder a written assessment of the economic impact of the SBIC Holder's investment in the Corporation, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Corporation in terms of expanded revenue and taxes, and other economic benefits resulting from the investment, including but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion of exports.

              17.4   Regulatory Compliance Cooperation.

              (i) If and to the extent (x) the SBIC Holder determines that it has a Regulatory Problem (as defined below) and (y) pursuant to the provisions of Section 3.1 and Section 4, the shares of Common Stock of the SBIC Holder have not been fully subscribed for within 45 days after the date the SBIC Holder notifies the Corporation of the occurrence of a Regulatory Problem and the related closing of such subscriptions have not occurred within 90 days following the SBIC Holder's notice to the Corporation, the SBIC Holder shall have the right to transfer without regard to any restriction on transfer set forth in this Agreement (other than the securities laws restrictions set forth in Section 7 and the requirement that the transferee agrees to become a party to this Agreement) any of its shares of Common Stock that either (I) remain unsubscribed for following the 45 day period described above or (II) remain unpurchased following the expiration of the 90 day period described above. If the SBIC Holder determines that it has a Regulatory Problem (as defined below), the SBIC Holder shall have the right to transfer without regard to any restriction on transfer set forth in this Agreement (other than the securities laws restrictions set forth in Section 7 and the requirement that the transferee become a party to this Agreement) those shares of Common Stock of the SBIC shareholder that, following the application of Section 3.1 and Section 4, have either been unsubscribed for before 45 days after the SBIC Holder notifies the Corporation of the occurrence of the Regulatory Problem or have not been purchased within 90 days following such notice from the SBIC Holder to the Corporation. The Corporation shall take all such actions as are reasonably requested by the SBIC Holder in order to (a) effectuate and facilitate any transfer by the SBIC Holder to any Person designated by the SBIC Holder, (b) permit the SBIC Holder (or any of its affiliates) to exchange all or any portion of any voting security then held by it on a share-for-share basis of shares of a nonvoting security of the Corporation, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by the SBIC Holder in light of regulatory considerations then prevailing, (c) continue and preserve the respective allocations of the voting interests with respect to the Corporation arising out of the SBIC's ownership of voting securities and/or provided in this Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are requested by the SBIC Holder to permit any Person(s) designated by the SBIC Holder reasonably acceptable to the Corporation to exercise any voting power which is relinquished by the SBIC Holder and (d) amend this Agreement, the Certificate of Incorporation, the Bylaws and related agreements and instruments to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their shares of Common Stock in favor of such amendments and actions.

              (ii) For purposes of this Agreement, a "Regulatory Problem" means any set of facts of circumstances wherein it has been asserted by any governmental regulatory agency under SBIC Regulations (or the SBIC Holder believes that there is a substantial risk of such assertion) that the SBIC Holder is not entitled to hold, or exercise any significant right with respect to, its shares of Common Stock.

       18.    Miscellaneous Provisions.

              18.1 This Agreement shall be subject to and governed by the laws of the State of Delaware.

              18.2 Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

              18.3 This Agreement shall be binding upon the Corporation, the Securityholders, any spouses of the Securityholders, and their respective heirs, executors, administrators and permitted successors and assigns.

              18.4 This Agreement may be amended or waived from time to time by an instrument in writing signed by the Corporation and the holders of at least the Required Voting Percentage at the time of such amendment and such instrument shall be designated on its face as an "Amendment" to this Agreement; provided, no amendment that adversely affects the Warrant held by BOCP on the date hereof or other securities attributable thereto or rights under this Agreement with respect thereto shall be effective against BOCP or such securities unless the consent of BOCP to such amendment is obtained; provided further, any amendment that applies discriminately to any Securityholder shall, prior to its effectiveness against such Securityholder, require such Securityholder's consent.

              18.5 This Agreement shall terminate automatically upon (a) the dissolution of the Corporation or (b) the completion of an Initial Public Offering, provided, however, that Section 7 of this Agreement shall survive any such termination to the extent and for the periods set forth in such Section.

              18.6 Any Securityholder who disposes of all such Securityholder's Common Stock or Warrants in conformity with the terms hereof shall cease to be a party to this Agreement, shall cease to be a "Securityholder" and shall have no further rights hereunder.

              18.7 The spouses of the individual Securityholders are fully aware of, understand and fully consent and agree to each of the provisions of this Agreement, including specifically the provisions of Sections 3.2 through 3.4, 18.8 and 18.9, and the binding effect of the Agreement and of each of these provisions upon any community property interests or similar marital property interests in the Common Stock or Warrants they may now or hereafter own, and agree that the termination of their marital relationship with any Securityholder for any reason shall not have the effect of removing any Common Stock or Warrants of the Corporation otherwise subject to this Agreement from the coverage hereof and that their careful review, awareness, understanding, consent and agreement of and to each provision of this Agreement are evidenced by their signing this Agreement. Furthermore, the spouse (and any subsequent spouse) of each individual Securityholder shall execute and deliver, upon the request of the Corporation, a counterpart of this

       Agreement, or an Adoption Agreement in the form attached hereto as Exhibit "A" or in a form satisfactory to the Corporation. By signing this Agreement the spouse of each individual Securityholder acknowledges
       (i) that he or she has been fully and completely informed as to the facts related to this Agreement and as to his or her rights in and to the property that is the subject of this Agreement and (ii) that he or she enters into this Agreement voluntarily after receiving advice of independent legal counsel.

              18.8 Any Disposition or attempted Disposition in breach of this Agreement shall be void and of no effect and shall be deemed to be a
       Section 3.1 Offer, and the date of such deemed Offer shall be the date the Corporation, after receipt of evidence satisfactory to it that such Disposition or attempted Disposition has occurred, gives written notice of such Disposition or attempted Disposition to the Offerees. Additionally, Section 7 shall apply to such attempted Disposition. In connection with any attempted Disposition in breach of this Agreement, the Corporation may hold and refuse to transfer any Common Stock and Warrants or any certificate therefor tendered to it for transfer, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Securityholders. Each party hereto acknowledges that a remedy at law for any breach or attempted breach hereof will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive any requirement for the obtaining of any such injunctive or other equitable relief.

              18.9 Each Securityholder and his or her spouse, if any, hereby appoint the Corporation as their agent and attorney to make the Offers required and take all actions necessary under Sections 3.2 through 3.4 (other than accepting Offers) and 18.8 on their behalf and to execute the agreement attached hereto as Exhibit A (the "Adoption Agreement") on their behalf, and expressly bind themselves to such Offers and to the Corporation's execution of any such Adoption Agreement without further action on their part, and such powers of attorney granted herein are deemed to be coupled with an interest in the Common Stock or Warrants and shall survive the death, disability, bankruptcy or dissolution of such Securityholder or his or her spouse, if any.

              18.10 If any portion of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such declaration shall not affect the validity of the remaining provisions.

              18.11 This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise. This Agreement may be executed in multiple counterparts, any one of which may contain the signature of one or more than one party, but all of which counterparts together shall constitute one and the same instrument.

              18.12 No person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

              18.13 If any Common Stock or Warrants are pledged to a bank or other financial institution as permitted by Section 5.3 and such shares are to be sold to the Offeree(s), the Securityholders and their spouses, if the transferor of such shares, hereby authorize any such bank or financial institution to deliver certificates representing such shares to the Corporation against receipt of the Purchase Price therefor, and authorize the Offeree(s) to make payment of the Purchase Price to such bank or financial institution for application to any indebtedness secured by any such shares, and such bank or financial institution is hereby authorized to apply such Purchase Price so received to any such indebtedness.

              18.14 If, and as often as, there are any changes in the Common Stock or the Warrants by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock and the Warrants as so changed.

       This Agreement is executed by the Corporation and by each Securityholder and spouse of a Securityholder to be effective as of the date first above written.


                                           CORPORATION:

                                           AMERICAN TOWER CORPORATION


                                           By: /s/ FRED R. LUMMIS
                                              ----------------------------------
                                           Name:  Fred R. Lummis
                                           Title: President